                      Exhibit 99.1 - Financial Statements
                      -----------------------------------

   OmniComm Systems, Inc. Financial Statements for the Year and Period Ended
                               December 31, 2000

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              --------------------------------------------------

To the Shareholders and Board of Directors
OMNICOMM SYSTEMS, INC.
Miami, Florida

We have audited the accompanying consolidated balance sheets of OMNICOMM SYSTEMS, INC. as of December 31, 2000 and 1999 and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements' presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of OMNICOMM SYSTEMS, INC. at December 31, 2000 and 1999, and the consolidated results of their operations and cash flows for each of the two years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Corporation has incurred losses and negative cash flows from operations in recent years through December 31, 2000 and these conditions are expected to continue through 2001, raising substantial doubt about the Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in
Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         GREENBERG & COMPANY LLC

Springfield, New Jersey
February 2, 2001

                            OMNICOMM SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                                        December 31,
                                                                                                2000                     1999
                                                                                            ------------             -----------
                                                     ASSETS

CURRENT ASSETS
           Cash                                                                              $    90,958             $ 1,127,263
           Accounts receivable                                                                     9,927                   8,458
           Inventory                                                                                 -0-                  10,166
                                                                                             -----------             -----------
           Total current assets                                                                  100,885               1,145,887

PROPERTY AND EQUIPMENT, Net                                                                      486,481                 353,183

OTHER ASSETS
           Shareholder loans                                                                         -0-                   3,406
           Intangible assets, net                                                                 53,071                 169,629
           Goodwill, net                                                                          79,277                 237,832
           Other assets                                                                           25,160                  26,960
                                                                                             -----------             -----------

TOTAL ASSETS                                                                                 $   744,874             $ 1,936,897
                                                                                             ===========             ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
           Accounts payable and accrued expenses                                               1,079,506             $   284,481
           Notes payable - current                                                               612,500                 177,500
           Notes payable related parties - current                                               660,000                     -0-
           Sales tax payable                                                                         -0-                   1,818
           Deferred revenue                                                                       26,861                     -0-
                                                                                             -----------             -----------
           Total current liabilities                                                           2,378,867                 463,799

CONVERTIBLE DEBT                                                                                 462,500                 862,500
                                                                                             -----------             -----------
TOTAL LIABILITIES                                                                              2,841,367               1,326,299
                                                                                             -----------             -----------

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT)
           5% Series A convertible preferred stock, 5,000,000 shares authorized,
           4,260,224 and 4,117,500 issued and outstanding, respectively, at par                3,857,179               3,872,843
           Common stock - 20,000,000 shares authorized, 7,974,578 and 3,344,066 issued,
           respectively, at $.001 par value                                                        7,975                   3,344
           Additional paid in capital                                                          3,261,100                 238,007
           Less cost of treasury stock: Common - 620,951 and -0- shares respectively            (293,912)                    -0-
           Retained deficit                                                                   (8,927,695)             (2,652,644)
           Subscriptions receivable                                                               (1,140)               (850,952)
                                                                                             -----------             -----------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                          (2,096,493)                610,598
                                                                                             -----------             -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                         $   744,874             $ 1,936,897
                                                                                             ===========             ===========

    See accompanying summary of accounting policies and notes to financial statements.

                            OMNICOMM SYSTEMS, INC.
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                            5% Series A Convertible

                        Common Stock    Additional      Preferred Stock       Retained                                   Total
                     Number of  $0.001   Paid In    Number of                 Earnings     Subscription    Treasury   Shareholders'
                      Shares     Par     Capital     Shares      $0.00 Par    (Deficit)     Receivable      Stock       Equity
                      ------     ---     -------     ------      ---------    ---------     ----------      -----       ------
                                Value
                                -----
Balance at         1,343,000   $1,343  $  132,213         -0-    $       -0-  $  (311,407)  $    (952)  $     -0-   $  (178,803)
January 1, 1999

Issuance of          250,000      250                                                                                       250
common stock

Issuance of           86,400       86      56,059                                                                        56,145
common stock
for services

Issuance of          300,000      300       2,700                                                                         3,000
common stock

Issuance of           68,000       68      44,132                                                                        44,200
common stock
for services

Issuance of        1,296,666    1,297       2,903                                                                         4,200
common stock

Issuance of                                        4,117,500      3,872,843                  (850,000)                3,022,843
preferred
stock, net of
$134,590
issuance costs

Net loss for the                                                               (2,341,237)                           (2,341,237)
year ended Dec
31, 1999

Balance at         3,344,066    3,344     238,007  4,117,500      3,872,843    (2,652,644)   (850,952)        -0-       610,598
January 1, 2000

                            OMNICOMM SYSTEMS, INC.
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
              FOR THE PERIOD JANUARY 1, 1999 TO DECEMBER 31, 2000

                                                    5% Series A Convertible
                       Common Stock     Additional      Preferred Stock     Retained                                  Total
                     Number of  $0.01     Paid In   Number of               Earnings    Subscription   Treasury    Shareholders'
                      Shares     Par      Capital    Shares     $0.00 Par   (Deficit)    Receivable     Stock         Equity
                      ------     ---      -------    ------     ---------   ---------    ----------     -----         ------
                                 Value
                                 -----
Issuance of           40,000       40      89,960                                                                      90,000
common stock
for services

Issuance of          284,166      284                                                                                     284
common stock

Exercise of        1,025,895    1,026     297,024                                                                     298,050
stock options

Purchase of          (20,951)                                                                          (293,312)     (293,312)
treasury stock
in connection
with stock
appreciation
rights

Payment on                                                                                  850,000                   850,000
subscription
receivable

Acquisition of     1,200,000    1,200       4,433                                                                       5,633
WebIPA, Inc.

Common stock        (600,000)                                                                              (600)         (600)
re-acquired in
the acquisition
of WebIPA

Issuance of                                          146,000      146,000                                             146,000
preferred stock

                            OMNICOMM SYSTEMS, INC.
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
              FOR THE PERIOD JANUARY 1, 1999 TO DECEMBER 31, 2000

                                                    5% Series A Convertible
                       Common Stock      Additional     Preferred Stock     Retained                                  Total
                   Number of     $0.01    Paid In    Number of              Earnings    Subscription   Treasury    Shareholders'
                    Shares        Par     Capital      Shares   $0.00 Par   (Deficit)    Receivable      Stock        Equity
                    ------        ---     -------      ------   --------    ---------    ----------      -----        ------
                                 Value
                                 -----
Issuance costs                                                   (206,750)                                           (206,750)
on preferred
stock

Conversion of        320,000      320     366,393                                                                     366,713
conv. notes
payable, net of
issuance costs
of $33,287

Exercise of           20,000       20      15,980                                                                      16,000
stock options

Exercise of          481,834      482     963,186                                                                     963,668
stock warrants

Exercise of          187,954      188                                                          (188)                       -0-
stock warrants

Conversion of         66,667       67      99,933   (100,000)    (100,000)                                                 -0-
preferred stock
to common stock

Conversion of         91,608       92     206,026                                                                     206,118
notes payable
to common stock

Issuance of           70,990       71     188,784                                                                     188,855
common stock
for services

                             OMNICOMM SYSTEMS, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
              FOR THE PERIOD JANUARY 1, 1999 TO DECEMBER 31, 2000


                                                     5% Series A Convertible
                       Common Stock     Additional    Preferred Stock          Retained                                 Total
                     Number of   $.001   Paid In     Number of                 Earnings     Subscription  Treasury   Shareholders'
                       Shares     Par    Capital       Shares   $0.00 Par      (Deficit)     Receivable     Stock        Equity
                       ------     ---   --------       ------   ---------      ---------     ----------     -----        -----
                                 Value
                                 -----
Issuance of
common stock,
net of issuance
costs of $66,833      668,334      668    600,833                                                                         601,501

Issuance of
preferred stock
for services                                         126,781     190,172                                                  190,172

Conversion of
notes payable
into preferred
stock                                                 66,667     100,000                                                  100,000

Conversion of
preferred stock
to common stock        96,724       97    144,989    (96,724)   (145,086)                                                      -0-

Issuance of
common stock
for services           76,340       76     45,552                                                                          45,628

                             OMNICOMM SYSTEMS, INC.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
              FOR THE PERIOD JANUARY 1, 1999 TO DECEMBER 31, 2000

                                                    5% Series A Convertible
               Common Stock            Additional  Preferred Stock           Retained                                     Total
                 Number of    $.001     Paid In       Number of              Earnings     Subscription   Treasury     Shareholders'
                   Shares      Par      Capital        Shares   $0.00 Par    (Deficit)     Receivable      Stock         Equity
                   ------      ---      -------        ------   ---------    ---------     ----------      -----         ------
                              VALUE
                              -----
Net (loss) for
the year ended
December 31,
2000                                                                          (6,275,051)                               (6,275,051)

Balances at
December 31,
2000               7,353,627   $7,975  $3,261,100   4,260,224   $3,857,179   $(8,927,695)   $   (1,140)    $(293,912)  $(2,096,493)
                   =========   ======  ==========   =========   ==========   ===========    ==========     =========   ===========

    See accompanying summary of accounting policies and notes to financial statements

                            OMNICOMM SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                            For the years ended
                                                                                December 31,
                                                                         2000                1999
                                                                         ----                ----
REVENUES - SALES, Net                                                 $    70,976         $ 1,259,214

COST OF SALES                                                              52,492           1,005,338
                                                                      -----------         -----------

GROSS MARGIN                                                               18,484             253,876

OTHER EXPENSES
     Salaries, employee benefits and related expenses                   2,895,108             784,635
     Rent                                                                 242,471             108,371
     Consulting - marketing and sales                                     107,600             237,630
     Consulting - medical advisory                                         93,033             210,503
     Consulting - product development                                      69,365             109,618
     Legal and professional fees                                          613,797              98,895
     Travel                                                               374,558             334,753
     Telephone and internet                                               197,858              67,109
     Factoring fees                                                           -0-               4,571
     Selling, general and administrative                                  617,006             208,226
     Impairment of equity investment                                      335,000                 -0-
     Loss on subsidiary bankruptcy                                         78,131                 -0-
     Interest expense, net                                                 91,193              97,379
     Depreciation and amortization                                        370,278             299,402
                                                                      -----------         -----------
TOTAL OTHER EXPENSE                                                     6,085,398           2,561,092
                                                                      -----------         -----------

INCOME (LOSS) BEFORE TAXES AND PREFERRED DIVIDENDS                     (6,066,914)         (2,307,216)

INCOME TAX EXPENSE (BENEFIT)                                                  -0-                 -0-

PREFERRED STOCK DIVIDENDS                                                (208,137)            (34,021)
                                                                      -----------         -----------

NET INCOME (LOSS)                                                      (6,275,051)        $(2,341,237)
                                                                      ===========         ===========

BASIS AND DILUTED NET INCOME (LOSS) PER SHARE                         $     (1.07)              (1.27)
                                                                      ===========         ===========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND
 DILUTED                                                                5,859,593           1,840,550
                                                                      ===========         ===========

         See accompanying summary of accounting policies and notes to financial statements

                           OMNICOMM SYSTEMS, INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                    For the years ended
                                                                                         December 31,
                                                                                2000                   1999
                                                                             -----------            -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net in come (loss)                                                      $(6,275,051)           $(2,341,237)
     Adjustment to reconcile net income to net cash provided by
     (used in) operating activities:
     Impairment of equity investment                                             335,000                     -0-
     Loss subsidiary bankruptcy                                                   78,131                     -0-
     Depreciation and amortization                                               370,278                299,402
     Common stock issued for services                                            324,482                104,545
     Preferred stock issued for services                                         190,172                     -0-
     Accrued placement agent fee                                                 (66,833)                    -0-
     Change in assets and liabilities:
     Accounts receivable                                                          (1,468)                68,730
     Inventory                                                                    10,166                 (5,926)
     Shareholder loans                                                             3,406
     Other assets                                                                  1,800                (17,660)
     Accounts payable and accrued expenses                                       795,026                 (1,997)
     Sales tax payable                                                            (1,818)               (38,018)
     Due to factoring agent                                                           -0-              (139,012)
     Deferred revenue                                                             26,861                     -0-
                                                                              ----------            -----------
Net cash provided by (used in) operating activities                           (4,209,848)            (2,071,173)

CASH FLOWS FROM INVESTING ACTIVITIES
     Equity investment in EMN                                                   (335,000)                    -0-
     Purchase of WebIPA                                                            5,033                     -0-
     Purchase of property and equipment                                         (333,765)              (347,405)
                                                                              ----------            -----------
Net cash provided by (used in) operating activities                             (663,732)              (347,405)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from convertible notes, net of issuance costs                            -0-               742,875
Payments on notes payable                                                        (45,000)              (267,500)
Proceeds from notes payable                                                    1,440,000                     -0-
Issuance of 5% Series A convertible preferred stock, net of issuance
costs                                                                            789,250              3,022,843
Issuance of common stock                                                         668,618                  3,250
Proceeds from stock warrant exercise                                             963,668                     -0-
Proceeds from stock option exercise                                               20,739                     -0-
                                                                              ----------            -----------
Net cash provided by (used in) financing activities                            3,837,275              3,501,468
                                                                              ----------            -----------

Net increase (decrease) in cash and cash equivalents                          (1,036,305)             1,082,890
Cash and cash equivalents at beginning of period                               1,127,263                 44,373
                                                                             -----------            -----------
Cash and cash equivalents at end of period                                   $    90,958            $ 1,127,263
                                                                             ===========            ===========

                            OMNICOMM SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Continued)

                                                                                     For the years ended
                                                                                         December 31,
                                                                                    2000               1999
                                                                                   -------            -------
          Supplemental Disclosure of Cash Flow Information:
          Cash paid during the period for:
          Income tax paid                                                          $   -0-            $   -0-
                                                                                   =======            =======
          Interest paid                                                            $65,827            $67,297
                                                                                   =======            =======

Non-Cash Investing and Financing Transactions;
  Acquisition of all of the outstanding common stock of WebIPA, Inc. during the quarter ended March 31, 2000.

          Assets acquired, fair value                 $  5,033
          Cash acquired                                  5,033
                                                      --------
          Net cash paid for acquisition               $    -0-
                                                      ========

In addition, the Company re-acquired 600,000 shares of its common stock that had been provided to WebIPA in October 1999 as a deposit towards the consummation of a transaction in which the Company would acquire all of the common stock of WebIPA. The re-acquired shares have been accounted for as treasury stock.

During the year ended December 31, 2000, $400,000 of convertible notes payable were converted into 320,000 shares of common stock.

During the year ended December 31, 2000, 1,018,604 incentive stock options were exercised utilizing stock appreciation rights. The net proceeds to the company would have been $293,312. The company recorded a treasury stock transaction in the amount of $293,312 to account for the stock appreciation rights.

During the year ended December 31, 2000, a promissory note with a face value of $100,000 was converted into 66,667 shares of the Company's preferred stock at a rate of $1.50 per share.

During the year ended December 31, 2000, promissory notes totaling $206,118 of principal and interest were converted into 91,608 shares of the Company's preferred stock at a rate of $2.25 per share.

During the year ended December 31, 2000, $245,086 of the Company's convertible Series A Preferred Stock totaling 196,724 shares were converted into 163,391 shares of common stock.

     See accompanying summary of accounting policies and notes to financial statements

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


NOTE 1:   ORGANIZATION AND NATURE OF OPERATIONS
          -------------------------------------

          OmniComm Systems, Inc. (the "Company") was originally incorporated in Florida in February 1997. The Company provides Internet based database applications that integrate significant components of the clinical trial process, including the collection, compilation and validation of data over the Internet. The Company's primary products include TrialMaster(TM) and WebIPA(R).

NOTE 2:   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ------------------------------------------

          CASH AND CASH EQUIVALENTS
          -------------------------

          Cash equivalents consist of highly liquid, short-term investments with maturities of 90 days or less. The carrying amount reported in the accompanying balance sheets approximates fair value.

          CONSOLIDATION
          -------------

          The Company's accounts include those of its two wholly owned subsidiaries, OmniCommerce and OmniTrial B.V. All significant intercompany transactions have been eliminated in consolidation.

          ACCOUNTS RECEIVABLE
          -------------------

          Accounts receivable are judged as to collectibility by management and an allowance for bad debts is established as necessary. As of each balance sheet date, no reserve was considered necessary.

          EARNINGS PER SHARE
          ------------------

          The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. The diluted earnings per share calculation is very similar to the previously fully diluted earnings per share calculation method. SFAS 128 became effective December 31, 1997.

          Basic earnings per share were calculated using the weighted average number of shares outstanding of 5,859,593 and 1,840,550 for the years ended December 31, 2000 and 1999; respectively. There were no differences between basic and diluted earnings per share. Options to purchase 4,301,900 shares of common stock at prices ranging from $.60 to $6.50 per share were outstanding at December 31, 2000, but they were not included in the computation of diluted earnings per share because the options have an anti-dilutive effect. The effect of the convertible debt and convertible preferred stock are anti-dilutive.

          5% SERIES A CONVERTIBLE PREFERRED STOCK
          ---------------------------------------

          During the year ended December 31, 1999, the Company designated 5,000,000 shares of its 10,000,000 authorized preferred shares as 5% Series A Convertible Preferred Stock. Each share is convertible into common stock at $1.50 per share. In the event of liquidation, these shareholders will be entitled to receive in preference to the holders of common stock an amount equal to their original purchase price plus all accrued but unpaid dividends. Dividends are payable at the rate of 5% per annum, payable semi-annually.

          ADVERTISING
          -----------

          Advertising costs are expensed as incurred. Advertising costs were $127,175 and $7,599 for the years ended December 31, 2000 and 1999 respectively.

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                RECLASSIFICATIONS
                -----------------

                Certain items from prior periods within the financial statements have been reclassified to conform to current period classifications.

                INTANGIBLE ASSETS AND GOODWILL
                ------------------------------

                Included in Intangible Assets are the following assets:

                                                       December 31, 2000
                                                           Accumulated
                                          Cost             Amortization
                                          ----             ------------
                Covenant not to compete        $120,000                 120,000
                Software development costs       87,500                  72,917
                Organization costs                  539                     539
                Debt acquisition costs          119,625                  81,137
                                                --------               --------
                                                $327,664               $274,593
                                                ========               ========

                                                       December 31, 1999
                                                           Accumulated
                                          Cost             Amortization
                                          ----             ------------
                Covenant not to compete        $120,000                $ 90,000
                Software development costs       87,500                  43,750
                Organization costs                  539                     360
                Debt acquisition costs          119,625                  23,925
                                               --------                --------
                                               $327,664                $158,035
                                               ========                ========

                The covenant not to compete and the software development costs were acquired as a result of the acquisition of Education Navigator, Inc. (EdNav) on June 26, 1998. The covenant is for a two-year period and is being amortized ratably over that time. The software development costs were capitalized and are being amortized ratably over a three-year period, as that is the expected life of the various products. Amortization expense was $30,000 on the covenant not to compete, and $29,167 for software development costs for the year ended December 31, 2000.

                During the first nine months of 1999, the Company issued Convertible Notes totaling $862,500. The fees of $119,625 associated with these notes are being amortized ratably over the term of the notes, which is five years. Amortization expense of the debt acquisition costs totaled $23,925 for the year ended December 31, 2000, and approximately $33,287 of the debt acquisition costs were reclassified as stock issuance costs in connection with the conversion of $400,000 (original cost) worth of the convertible notes into common stock of the Company.

                Included in Goodwill, as a result of the EdNav acquisition at December 31, 2000 and December 31, 1999 is the cost of $475,665 and accumulated amortization of $396,388 and $237,833 respectively. The goodwill is being amortized ratably over a period of three years. Goodwill amortization totaled $158,555 for the year ended December 31, 2000.

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

PROPERTY AND EQUIPMENT, AT COST
-------------------------------

Property and equipment consists of the following:

                                                December 31, 2000                      December 31, 1999
                                                   Accumulated                            Accumulated
                                       Cost       Depreciation            Cost           Depreciation
                                       ----       ------------            ----           ------------
Computer and office equipment        $387,862       $ 88,812            $195,340           $30,146
Leasehold improvements                  1,699            201                   0                 0
Computer software                     212,412         60,067             167,220             1,034
Office furniture                       42,350          8,762              23,070             1,267
                                     --------       --------            --------           -------
                                     $644,323       $157,842            $385,630           $32,447
                                     ========       ========            ========           =======

Renewals and betterments are capitalized; maintenance and repairs are expensed as incurred.

Depreciation is calculated using the straight-line method over the asset's estimated useful life, which is 5 years for leasehold improvements, equipment and furniture and 3 years for software.

Depreciation expense for the years ended December 31, 2000 and 1999 was $128,454 and $20,307 respectively. Included in depreciation expense for 2000 is approximately $3,059 related to assets from the Company's European subsidiary. As described in Note 12 that subsidiary has filed for bankruptcy protection under the laws of the Netherlands and accordingly those assets have been excluded from the Company's balance sheet as of December 31, 2000 since the recoverability of any of those assets is considered unlikely.

DEFERRED REVENUE
----------------

Deferred revenue represents cash advances received in excess of revenue earned on on-going contracts. Payment terms vary with each contract but may include an initial payment at the time the contract is executed, with future payments dependent upon the completion of certain contract phases or targeted milestones. In the event of contract cancellation, the Company is entitled to payment for all work performed through the point of cancellation. The Company had $26,861 in deferred revenue relating to one contract for services to be performed over the next six months.

REVENUE RECOGNITION POLICY
--------------------------

The Company recognizes sales, for both financial statement and tax purposes, when its products are shipped and when services are provided. The Company had $26,861 in deferred revenue relating to one contract for services to be rendered over the next six months.

ESTIMATES IN FINANCIAL STATEMENTS
---------------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


          INCOME TAXES
          ------------

          The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

          Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

          STOCK BASED COMPENSATION
          ------------------------

          The Company adopted SFAS 123 to account for its stock based compensation plans. SFAS 123 defines the "fair value based method" of accounting for stock based compensation. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period.

          EARNINGS PER SHARE
          ------------------

          Basic earnings per shares ("EPS") is computed by dividing income available to common shareholders (which for the Company equals its net loss) by the weighted average number of common shares outstanding, and dilutive EPS adds the dilutive effect of stock options and other common stock equivalents. Antidilutive shares aggregating 4,658,515 have been omitted from the calculation of dilutive EPS for the fiscal year ended December 31, 2000. A reconciliation between numerators and denominators of the basic and dilutive earnings per shares is as follows:

                                   Year Ended December 31, 2000                     Year Ended December 31, 1999
                          ----------------------------------------------  -------------------------------------------------
                             Net Income         Shares        Per-Share     Net Income          Shares          Per-Share
                               (Loss)                                         (Loss)
                             Numerator        Denominator      Amount        Numerator        Denominator        Amount
                          ----------------  ---------------  -----------  ---------------  -----------------  -------------
Basic EPS                   $(6,275,051)        5,859,593      $(1.07)     $(2,341,237)          1,840,550        $(1.27)
Effect of Dilutive
 Securities
None.                               -0-               -0-         -0-              -0-                 -0-           -0-
                            -----------         ---------      ------      -----------           ---------        ------
Diluted EPS                 $(6,275,051)        5,859,593      $(1.07)     $(2,341,237)          1,840,550        $(1.27)
                            ===========         =========      ======      ===========           =========        ======

          IMPACT OF NEW ACCOUNTING STANDARDS
          ----------------------------------

          In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which is effective for all fiscal quarter of all fiscals years beginning after June 15, 2000, as amended by SFAS No. 137. In June 2000, SFAS No. 138 was issued which amended certain provisions of SFAS No. 133. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. In accordance with SFAS No. 133, an entity is required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting. The Company has not yet completed its evaluation of the impact of SFAS No. 133 on

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


          its consolidated financial statements. However, the Company does not believe that the implementation of SFAS No. 133 will have a significant effect on its results of operations.

          FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44"), provides guidance for applying APB Opinion No. 25, "Accounting for Stock Issued to Employees". With certain exceptions, FIN No. 44 applies prospectively to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status on or after July 1, 2000. The Company does not believe that the implementation of FIN No. 44 will have a significant effect on its results of operations.

          In December 1999, The SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition Financial Statements" ("SAB No. 101"), which summarizes certain of the SEC staff's views in applying generally accounted principles to revenue recognition in financial statements. The Company will be required to adopt SAB No. 101 during fiscal year 2001. The Company does not believe that the implementation of SAB No. 101 will have a significant effect on its results of operations.

NOTE 3:        OPERATIONS AND LIQUIDITY
               ------------------------

          The Company has incurred substantial losses in 1999 and 2000. Until such time that the Company's products and services can be successfully marketed the Company will continue to need to fulfill working capital requirements through the sale of stock and the issuance of debt. The inability of the company to continue its operations, as a going concern would impact the recoverability and classification of recorded asset amounts.

          The ability of the Company to continue in existence is dependent on its having sufficient financial resources to bring products and services to market for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and accumulated deficits for the periods ending December 31, 2000, there is doubt about the Company's ability to continue as a going concern.

          Management believes that its current available working capital, anticipated contract revenues and subsequent sales of stock and or placement of debt instruments will be sufficient to meet its projected expenditures for a period of at least twelve months from December 31, 2000. However, any projections of future cash needs and cash flows are subject to substantial uncertainty. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

NOTE 4:   ACQUISITION
          -----------

          WebIPA, Inc. Acquisition

          On February 9, 2000, the Company acquired WebIPA, Inc., a Florida corporation pursuant to an Agreement and Plan of Acquisition dated January 26, 2000. In consideration of receiving all of the issued and outstanding shares of WebIPA Inc., OmniComm issued 1,200,000 restricted shares of common stock to the shareholders of WebIPA Inc.

          The Company accounted for its acquisition of WebIPA under the purchase method of accounting. At the time of the transaction WebIPA was a development stage company with approximately $5,033 in assets and no recorded liabilities.

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

NOTE 5:   EQUITY INVESTMENT
          -----------------

          European Medical Network (EMN) Investment, at cost

          On March 20, 2000 the Company entered into a stock purchase agreement under which it agreed to purchase a 25% interest in Medical Network AG EMN, a Swiss company ("EMN"). The agreement, set to close on April 20, 2000, provided that the purchase price for 25% of EMN's stock equity was $838,500 to be paid partly in cash and stock. Two cash payments totaling US $645,000 were to be paid in installments as follows:
          $335,000 on March 20, 2000, upon which EMN would deliver 10% of its stock equity, and $310,000 on April 20, 2000, upon which EMN would deliver the remaining 15% of its stock equity. In addition, the Company was to provide 41,883 shares of restricted common stock to EMN. Pursuant to the terms of the stock purchase agreement, on March 20, 2000, EMN's shareholders entered into an agreement that provided for the Company to have one seat on EMN's board of directors and the right to veto any sale of equity in excess of 49% of the total issued and outstanding equity of EMN.

          On March 20, 2000, the Company paid EMN $335,000, received 10% of EMN's equity and a seat on EMN's board. On April 20, 2000, the Company did not make the second payment of $310,000 or the stock payment of 41,883 shares to EMN and the stock purchase agreement did not close. On July 11, 2000, the Company and EMN agreed to renegotiate the terms of their agreement subject to the Company's success in finding adequate financing. As part of the renegotiation the Company has resigned its seat on EMN's board and offered to sell its 10% interest back to EMN. The Company accounts for its investment in EMN under the cost method of accounting. The Company has established a valuation allowance of $335,000 against its investment in EMN to reflect the uncertainty of the fair market value of the investment as of December 31, 2000.


NOTE 6:   NOTES PAYBLE
          ------------

          Education Navigator
          --------------------

          As of December 31, 2000, the Company owed $157,500 to the selling stockholders of Education Navigator. The notes are payable over two years and bear interest at 5.51% annually. The amount payable during fiscal 2000 is $177,500. At March 31, 2001 the Company was in default under the terms of the promissory notes governing the debt.

          Short-term Borrowings
          ---------------------

          At December 31, 2000 the Company owed $1,115,000 under short-term notes payable. The notes bear interest at rates ranging from 8% to 18%. The average original term of the promissory notes is 64 days. One of the notes is collateralized by common stock owned by an Officer of the Company, the other notes are not collateralized. The note holders were granted stock warrants in the Company at prices ranging from $.50 to $2.25 per share. As of December 31, 2000 the Company was in default on five of the notes with face value amounts of $380,000 and principal owed of approximately $355,000.

          Holders of notes totaling approximately $610,000 have agreed to participate in a private placement of the Company's debt. Accordingly, the notes representing that indebtedness will be converted into one-year 12% convertible notes. The notes are convertible into common stock of the Company at a rate of $0.50 per share.

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

NOTE 7:   CONVERTIBLE NOTES
          -----------------

          During the first quarter of 1999, the Company issued Convertible Notes Payable in the amount of $862,500 pursuant to a Confidential Private Placement Memorandum. There were costs of $119,625 associated with this offering. The Company also granted the agent the option to purchase 250,000 common shares at $.001. The agent exercised the option. The net proceeds to the Company were $742,875. The notes bear interest at ten percent annually, payable semi-annually. The notes are convertible after maturity, which is five years, into shares of common stock of the Company at $1.25 per share, including registration rights. As of December 31, 2000 approximately $400,000 of the Convertible Notes had been converted into 320,000 shares of common stock of the Company.

NOTE 8:   COMMITMENTS AND CONTINGENCIES
          -----------------------------

          The Company currently leases office space requiring minimum annual base rental payments for the fiscal periods shown as follows:

                   2001                  $123,114
                   2002                   103,576
                   2003                         0
                   2004                         0
                   2005                         0
                                         --------
                   Total                 $226,690
                                         ========



          In addition, to annual base rental payments, the company must pay an annual escalation for operating expenses as determined in the lease.

          CONTINGENT LIABILITIES
          ----------------------

          On or about September 6, 2000, the Company's wholly owned subsidiary, OmniTrial B.V. ("OmniTrial") submitted a petition for bankruptcy protection from the bankruptcy court of the Netherlands. The court appointed a liquidating trustee and the case is still pending. The Company is claiming that certain assets of OmniTrial have been paid for by the Company and therefore should not be part of the liquidating assets of OmniTrial. The bankruptcy trustee has rejected that claim and has told the Company that the assets as part of the OmniTrial bankruptcy estate would be sold to diminish any deficiency of the estate. The Company would like to resolve its disputes with the trustee, but if unable to do so, intends to contest the outstanding matters in the bankruptcy court of the Netherlands.

          On January 26, 2001, a former employee of the Company, Eugene A. Gordon filed a lawsuit in the Circuit Court of the 11/th/ Judicial Circuit in and for Dade County, Florida alleging breach of his employment contract with the Company. The plaintiff alleges the Company owes him more than $100,000 for back payment of salary per the terms of his employment contract. The Company disputes Mr. Gordon's allegations and is vigorously defending this lawsuit.

          On February 2, 2001, an advertising firm, Wray Ward Laseter filed a lawsuit in the Superior Court of North Carolina. The plaintiff alleges claims totaling approximately $84,160 against the Company for fees associated with advertising, marketing and public relations services provided between March and September 2000. The Company intends to vigorously defend this lawsuit.

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

          On February 16, 2001, a staffing agency, Temp Art, Inc. filed a lawsuit in the County Court in and for Miami-Dade County, Florida. The plaintiff alleges the Company breached its contract and owes approximately $13,126 for back payment of services rendered plus interest and costs. The Company disputes Temp Art's allegations and is vigorously defending this lawsuit.

          In December 2000, the Company received a demand letter from a former employee for fees owed relating to an advisers agreement between him and the Company. The demand letter sought $37,500 in the form of past due fees. The former employee later increased his demand to $50,000. After its initial settlement offer was rejected, the Company advised the former employee that it intended to vigorously defend itself against any claims and assert its own claims against him. The Company disputes his allegations and intends to vigorously defend itself should a lawsuit be filed.

NOTE 9:   RELATED PARTY TRANSACTIONS
          --------------------------

          The Company was owed $0 and $3,406 at December 30, 2000 and December 31, 1999, respectively, from a shareholder. The interest rate was 6% annually.

          On July 18, 2000 the Company borrowed $50,000 from Guus van Kesteren a Director of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of September 30, 2000. In addition, the Company granted Mr. van Kesteren an option to purchase 20,000 shares of the Company's common stock at a price of $2.25. The promissory note is currently in default and continues to accrue interest at the rate of 12% per annum.

          On December 22, 2000 the Company borrowed $60,000 from Guus van Kesteren a Director of the Company. The promissory note carries an interest rate of 5% per annum and has a maturity date of January 1, 2001. At the Company's request Mr. van Kesteren elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

          On November 22, 2000 the Company borrowed $150,000 from Profrigo, N.V. The promissory note carries an interest rate of 18% per annum and has a maturity date of January 15, 2001. In addition, the Company granted Profrigo an option to purchase 150,000 shares of the Company's common stock at a price of $0.75. The promissory note is currently in default and continues to accrue interest at the rate of 18% per annum.

          On October 26, 2000 the Company borrowed $250,000 from Profrigo N.V. a shareholder of the Company. The promissory note carries an interest rate of 5% per annum and has a maturity date of January 1, 2001. At the Company's request Profrigo elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

          On December 22, 2000 the Company borrowed $50,000 from Profrigo N.V. a shareholder of the Company. The promissory note carries an interest rate of 5% per annum and has a maturity date of January 1, 2001. At the Company's request Profrigo elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

          On August 17, 2000 the Company borrowed $100,000 from Noesis N.V. a shareholder of the Company. The promissory note carries an interest rate of 8% per annum and has a maturity date of January 1, 2001. At the Company's request Noesis elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

NOTE 10:  POST-RETIREMENT EMPLOYEE BENEFITS
          ---------------------------------

          The Company does not have a policy to cover employees for any health care or other welfare benefits that are incurred after employment (post-retirement). Therefore, no provision is required under SFAS's 106 or 112.

NOTE 11:  STOCK BASED COMPENSATION
          ------------------------

          ACCOUNTING FOR STOCK-BASED COMPENSATION
          ---------------------------------------

          Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", ("SFAS No. 123") requires that stock awards granted subsequent to January 1, 1995, be recognized as compensation expense based on their fair value at the date of grant.
          Alternatively, a company may use Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB 25") and disclose pro forma income amounts which would have resulted from recognizing such awards at their fair value. The Company has selected to account for stock-based compensation expense under SFAS No. 123.

          STOCK OPTION PLAN
          -----------------

          In 1998 the Company's Board of Directors approved the OmniComm Systems 1998 Stock Option Plan. (the "1998 Plan"). The Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units. Pursuant to the 1998 Plan the Company may grant options to purchase up to 3,000,000 shares of the Company's common stock. The term of each option may not exceed ten years from the date of grant, and options vest in accordance with a vesting schedule established by the plan administrator.

          The Company's share option activity and related information is summarized below:

-----------------------------------------------------------------------------------------------------------------------------------
                                             Year ended December 31,
-----------------------------------------------------------------------------------------------------------------------------------
                                                     1999                                  2000
-----------------------------------------------------------------------------------------------------------------------------------
                                                           Weighted                                 Weighted
-----------------------------------------------------------------------------------------------------------------------------------
                                                            Average                                  Average
-----------------------------------------------------------------------------------------------------------------------------------
                                                           Exercise                                 Exercise
-----------------------------------------------------------------------------------------------------------------------------------
                                             Options         Price                Options             Price
-----------------------------------------------------------------------------------------------------------------------------------
Outstanding at beginning of period           50,000       $     1.00             3,502,916          $     1.00
-----------------------------------------------------------------------------------------------------------------------------------
                 Granted                  3,512,916       $     0.99             1,851,994          $     3.46
-----------------------------------------------------------------------------------------------------------------------------------
                 Exercised                      -0-       $     0.00             1,045,894          $     0.30
-----------------------------------------------------------------------------------------------------------------------------------
                 Cancelled                   60,000       $     0.60             1,053,010          $     1.97
                                          ---------       ----------             ---------          ----------
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Outstanding at end of period              3,502,916       $     1.00             3,316,006          $     2.28
                                          =========       ==========             =========          ==========
-----------------------------------------------------------------------------------------------------------------------------------
Exercisable at end of period              1,248,953       $     0.40             1,512,848          $     2.19
                                          =========       ==========            ==========          ==========
-----------------------------------------------------------------------------------------------------------------------------------

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

          During the second and third quarters of 1999, the Company issued 86,377 and 68,000, respectively, common shares to employees and advisors under its stock bonus arrangement. The Company adopted SFAS 123 to account for its stock based compensation plans. SFAS 123 defines the "fair value based method" of accounting for stock based compensation. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. In accordance with this method, the Company recognized expense of $56,145 and $44,200, respectively, during the second and third quarters of 1999, and $41,980 during the third quarter of 2000.

          During 2000 the Company issued an aggregate of 187,330 shares of common stock to employees and advisors with a fair market value as measured on the date of grant of $324,482 for services rendered under employment and consulting agreement. In addition, the Company issued 126,781 shares of preferred stock with a fair market value as measured on the date of grant of $190,172 to a financial advisor in accordance with a consulting agreement.

NOTE 12:  OMNITRIAL, B.V. BANKRUPTCY
          --------------------------

          OmniTrial B.V., a wholly owned subsidiary of the Company, was incorporated on October 15, 1999, in The Netherlands. On August 28, 2000, the Board of Directors of the Company voted to authorize David Ginsberg, D.O., it's President and Chief Executive Officer, to vote on any resolution pertaining to OmniTrial, including approval of a bankruptcy filing. On August 30, 2000, the Board of Directors of OmniTrial issued a written consent to apply for bankruptcy, which was instituted in The Netherlands on or about September 6, 2000. A liquidating trustee was appointed and the case is still pending as of this date.

          The Company requested that the bankruptcy trustee return to the Company several computer servers, which the Company claimed it owned separately from OmniTrial. The bankruptcy trustee refused to return the servers and alleged that the Company caused the bankruptcy due to its mismanagement of OmniTrial. The Company is currently attempting to negotiate a settlement with the trustee. If the Company is unable to settle the matter with the trustee, it intends to contest the outstanding matters in the bankruptcy court in The Netherlands.

                            OMNICOMM SYSTEMS, INC.
                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


NOTE 13:  INCOME TAXES
          ------------
          Income taxes are accrued at statutory US and state income tax rates. Income tax expense is as follows:

                                                    12/31/00                       12/31/99
                                                    ========                       ========
          Current tax expense (benefit):
                  Income tax at statutory rates  $        -0-                   $        -0-
          Deferred tax expense (benefit):
                  Amortization of goodwill           (70,640)                      (105,243)
                  and covenant
                  Operating loss carryforward     (2,212,340)                      (864,806)
                                                 -----------                    -----------
                                                  (2,282,980)                      (970,049)
          Valuation allowance                      2,282,980                        970,049
                                                 -----------                    -----------
          Total tax expense (benefit)            $        -0-                   $        -0-
                                                 ===========                    ===========

          The tax effects of significant temporary differences, which comprise the deferred tax assets are as follows:

                                                    12/31/00                       12/31/99
                                                    ========                       ========
          Deferred tax assets:
          Amortization of intangibles            $   224,302                    $   153,662
          Operating loss carryforwards             3,136,089                        923,749
                  Gross deferred tax assets        3,360,391                      1,077,411
                  Valuation allowance             (3,360,391)                    (1,077,411)
                                                 -----------                    -----------
                  Net deferred tax asset         $        -0-                   $        -0-
                                                 ===========                    ===========

          The Company has net operating loss carryforwards (NOL) for income tax purposes of approximately $8,322,000. This loss is allowed to be offset against future income until the year 2020 when the NOL's will expire. Other timing differences relate to depreciation and amortization for the stock acquisition of Education Navigator in 1998. The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the lack of operating history and the substantial losses incurred in 2000.

                      Exhibit 99.2 - Financial Statements
                      -----------------------------------


       Omnicomm Systems, Inc. Financial Statements for the Period Ended
                              September 30, 2001

                            OMNICOMM SYSTEMS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                        September               December 31,
                                                                                        ----------              -----------
                                                                                         30, 2001                   2000
                                                                                         --------                   ----
                                                                                        (unaudited)
                                                                                        -----------
                                                           ASSETS
CURRENT ASSETS
             Cash                                                                        $    857,260            $    90,958
             Accounts receivable                                                               25,221                  9,927
             Prepaid expenses                                                                   8,323                     -0-
                                                                                         ------------            -----------
             Total current assets                                                             890,804                100,885

PROPERTY AND EQUIPMENT, Net                                                                   458,374                486,481

OTHER ASSETS
             Intangible assets, net                                                            56,682                 53,071
             Goodwill, net                                                                         -0-                79,277
             Other assets                                                                      25,160                 25,160
                                                                                         ------------            -----------

TOTAL ASSETS                                                                             $  1,431,020               $744,874
                                                                                         ============            ===========

                                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
             Accounts payable and accrued expenses                                       $  1,005,148            $ 1,079,506
             Notes payable - current                                                           10,000                612,500
             Notes payable related parties - current                                          682,571                660,000
             Deferred revenue                                                                  41,013                 26,861
                                                                                         ------------            -----------
             Total current liabilities                                                      1,738,732              2,378,867

CONVERTIBLE DEBT                                                                            2,040,000                462,500
                                                                                         ------------            -----------
TOTAL LIABILITIES                                                                           3,778,732              2,841,367
                                                                                         ------------            -----------

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY (DEFICIT)
             5% Series A convertible preferred stock, 5,000,000 shares
             authorized, 4,215,224 and 4,260,224 issued and outstanding,
             respectively, at par                                                           3,812,179              3,857,179
             8% Series B convertible preferred stock, 200,000 shares
             authorized, 200,000 and -0- issued and outstanding, respectively,
             at $.001 par value                                                                   200                     -0-
             Common stock - 20,000,000 shares authorized, 8,964,648 and
             7,974,578 issued, respectively, at $.001 par value                                 8,965                  7,975
             Additional paid in capital - preferred stock                                   1,736,818
             Additional paid in capital - common stock                                      3,866,935              3,261,100
             Less cost of treasury stock: Common - 620,951 and 620,951 shares,
             respectively                                                                    (293,912)              (293,912)
             Accumulated (deficit)                                                        (11,477,757)            (8,927,695)
             Subscriptions receivable                                                          (1,140)                (1,140)
                                                                                         ------------            -----------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                                                       (2,347,712)            (2,096,493)
                                                                                         ------------            -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                                     $  1,431,020            $   744,874
                                                                                         ============            ===========

    See accompanying summary of accounting policies and notes to financial statements.

                            OMNICOMM SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                                                      For the nine months ended               For the three months ended
                                                             September 30,                            September 30,
                                                       2001                2000                  2001               2000
                                                       ----                ----                  ----               ----
Revenues                                           $   102,740         $    51,914          $    45,561         $    11,154
Cost of sales                                           89,810              43,436               51,613              (3,088)
                                                   -----------         -----------          -----------         -----------

Gross margin (loss)                                     12,930               8,478               (6,052)             14,242

Other expenses

Salaries, benefits and related taxes                 1,403,599           2,373,022              410,484             861,694
Rent                                                   141,719             203,250               63,732              40,842
Consulting - medical advisory                               -0-            117,667                   -0-             28,667
Consulting - marketing sales                            11,984              83,033               11,984               6,000
Consulting - product development                        21,125              59,365               21,125              22,945
Legal and professional fees                            134,696             533,047               33,779             127,069
Travel                                                  48,739             331,671                6,529              21,228
Telephone and internet                                  78,032             167,821               20,776              26,474
Selling, general and administrative                     83,858             527,362               31,983             119,840
Asset Impairment                                         9,127                  -0-               9,127                  -0-
Interest expense, net                                  215,034              62,492               79,356              20,512
Depreciation and amortization                          250,220             291,468               67,287              96,999
                                                   -----------         -----------          -----------         -----------
Total other expenses                                 2,398,133           4,750,198              756,162           1,372,270
                                                   -----------         -----------          -----------         -----------

(Loss) before taxes and
preferred dividends                                 (2,385,203)         (4,741,720)            (762,214)         (1,358,028)

Income tax expense (benefit)                                -0-                 -0-                  -0-                 -0-

Preferred stock dividends                             (164,859)           (154,921)             (62,801)            (53,353)
                                                   -----------         -----------          -----------         -----------


Net(loss)                                          $(2,550,062)        $(4,896,641)         $  (825,015)        $(1,411,381)
                                                   ===========         ===========          ===========         ===========

Net (loss) per share                               $     (0.32)        $     (0.90)         $     (0.10)        $     (0.23)
                                                   ===========         ===========          ===========         ===========
Weighted average number of
shares outstanding                                   7,857,571           5,437,653            8,082,386           6,182,576
                                                   ===========         ===========          ===========         ===========

  The accompanying notes are an integral part of these financial statements.

                             OMNICOMM SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                                        For the nine months ended
                                                                                              September 30,
                                                                                         2001                2000
                                                                                         ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income (loss)                                                                $(2,550,062)        $(4,896,641)
     Adjustment to reconcile net income to net cash provided by (used in)
     operating activities:
     Depreciation and amortization                                                        250,220             291,468
     Asset impairment                                                                       9,127                  -0-
     Common stock issued for services                                                     118,221             278,855
     Preferred stock issued for services                                                       -0-            190,172
     Accrued placement agent fee                                                               -0-            (38,500)
     Change in assets and liabilities:
     Accounts receivable                                                                  (15,294)            (38,411)
     Inventory                                                                                 -0-              5,496
     Prepaid expenses                                                                      (8,323)            (12,494)
     Shareholder loans                                                                         -0-              3,406
     Other assets                                                                              -0-            (12,842)
     Intangible assets                                                                    (70,250)                 -0-
     Accounts payable and accrued expenses                                                105,478             938,396
     Sales tax payable                                                                         -0-             (1,818)
     Deferred revenue                                                                      14,152              39,376
                                                                                      -----------         -----------
Net cash provided by (used in) operating activities                                    (2,146,731)         (3,253,537)

CASH FLOWS FROM INVESTING ACTIVITIES
     Equity investment in EMN                                                                  -0-           (335,000)
     Purchase of WebIPA                                                                        -0-              5,033
     Purchase of property and equipment                                                   (79,085)           (333,911)
                                                                                      -----------         -----------
Net cash provided by (used in) operating activities                                       (79,085)           (663,878)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from convertible notes                                                       794,900                  -0-
Payments on notes payable                                                                 (50,000)            (45,000)
Proceeds from notes payable                                                               490,000             680,000
Proceeds from stock warrant exercise                                                           -0-            963,668
Issuance of 5% Series A convertible preferred stock, net of issuance costs                     -0-            789,250
Issuance of 8% Series B convertible preferred stock, net of issuance costs              1,737,018                  -0-
Issuance of common stock                                                                    4,200             385,284
Proceeds from stock option exercise                                                        16,000              20,739
                                                                                      -----------         -----------
Net cash provided by (used in) financing activities                                     2,992,118           2,793,941
                                                                                      -----------         -----------

Net increase (decrease) in cash and cash equivalents                                     (766,302)         (1,123,474)
Cash and cash equivalents at beginning of period                                           90,958           1,127,263
                                                                                      -----------         -----------
Cash and cash equivalents at end of period                                            $   857,260         $     3,789
                                                                                      ===========         ===========

                            OMNICOMM SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)
                                  (Continued)

                                                                                     For the nine months ended
                                                                                           September 30,
                                                                                      2001               2000
                                                                                      ----               ----
                 Supplemental Disclosure of Cash Flow Information:
                 Cash paid during the period for:
                 Income tax paid                                                     $    -0-          $    -0-
                                                                                     =======           =======
                 Interest paid                                                       $44,653           $27,892
                                                                                     =======           =======

Non-Cash Investing and Financing Transactions;
  Acquisition of all of the outstanding common stock of WebIPA, Inc. during the nine months ended September 30, 2000.
                 Assets acquired, fair value                 $ 5,033
                 Cash acquired                                 5,033
                                                             -------
                 Net cash paid for acquisition               $    -0-
                                                              ======

During the year ended December 31, 2000, $400,000 of convertible notes payable were converted into 320,000 shares of common stock.

During the year ended December 31, 2000, 1,018,604 incentive stock options were exercised utilizing stock appreciation rights. The net proceeds to the company would have been $293,312. The company recorded a treasury stock transaction in the amount of $293,312 to account for the stock appreciation rights.

During the year ended December 31, 2000, a promissory note with a face value of $100,000 was converted into 66,667 shares of the Company's preferred stock at a rate of $1.50 per share.

During the year ended December 31, 2000, promissory notes totaling $206,118 of principal and interest were converted into 91,608 shares of the Company's preferred stock at a rate of $2.25 per share.

During the year ended December 31, 2000, $245,086 of the Company's convertible Series A Preferred Stock totaling 196,724 preferred shares were converted into 163,391 shares of common stock.

During the period ended September 30, 2001, the Company issued 90,000 shares as collateral for a bridge loan with a principal amount due of $75,000.

During the period ended September 30, 2001, $37,500 of convertible notes payable were converted into 30,000 shares of common stock, net of issuance costs of $2,890.

During the period ended September 30, 2001, a promissory note with a face value of $100,000 with $12,329 in accrued interest was converted into 226,038 shares of the Company's common stock.

During the period ended September 30, 2001, payments totaling $30,000 due under a non-compete agreement and a promissory note with a face value of $127,500 with $20,844 in accrued interest were converted into 356,688 shares of the Company's common stock.

During the period ended September 30, 2001, a promissory note with a face value of $75,000 with $13,993 in accrued interest was converted into 53,768 shares of the Company's common stock.

During the period ended September 30, 2001, $45,000 of the Company's convertible Series A Preferred Stock totaling 45,000 preferred shares were converted into 30,000 shares of common stock.

During the period ended September 30, 2001, $760,000 in notes payables were converted into 12% convertible notes of the Company.

                            OMNICOMM SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)
                                  (Continued


During the period ended September 30, 2001, $60,000 in accrued expenses owed to the Company's placement agent was assigned by the placement agent to a third party. The third party subsequently requested and the Company agreed to include the debt in the Company's 12% convertible promissory note private placement

The Company amended and restated $640,000 in promissory notes on August 31, 2001 in connection with a private placement of the Company's 8% Series B Convertible Preferred Stock. In addition, the Company included $42,571 in accrued interest on the promissory notes in the principal amount of the amended and restated notes. The aggregate amounts due on the amended and restated promissory notes is $682,571.

    See accompanying summary of accounting policies and notes to financial statements


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                            OMNICOMM SYSTEMS, INC.
            NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)

NOTE 1:           ORGANIZATION AND NATURE OF OPERATIONS
                  -------------------------------------

                  OmniComm Systems, Inc. (the "Company") was originally incorporated in Florida in February 1997. The Company provides Internet based database applications that integrate significant components of the clinical trial process, including the collection, compilation and validation of data over the Internet. The Company's primary products include TrialMaster(TM) and WebIPA(R).

NOTE 2:           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                  ------------------------------------------

                  CASH AND CASH EQUIVALENTS
                  -------------------------

                  Cash equivalents consist of highly liquid, short-term investments with maturities of 90 days or less. The carrying amount reported in the accompanying balance sheets approximates fair value.

                  CONSOLIDATION
                  -------------

                  The Company's accounts include those of its two wholly owned subsidiaries, OmniCommerce and OmniTrial B.V. All significant intercompany transactions have been eliminated in consolidation.

                  ACCOUNTS RECEIVABLE
                  -------------------

                  Accounts receivable are judged as to collectability by management and an allowance for bad debts is established as necessary. As of each balance sheet date, no reserve was considered necessary.

                  EARNINGS PER SHARE
                  ------------------

                  The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. The diluted earnings per share calculation is very similar to the previously fully diluted earnings per share calculation method. SFAS 128 became effective December 31, 1997.

                  Basic earnings per share were calculated using the weighted average number of shares outstanding of 7,857,571 and 5,437,653 for the nine months ended September 30, 2001 and 2000; and 8,082,386 and 6,182,576 for the three months ended September 30, 2001 and 2000 respectively. There were no differences between basic and diluted earnings per share. Options to purchase 3,409,539 shares of common stock at prices ranging from $.25 to $5.50 per share were outstanding at September 30, 2001, but they were not included in the computation of diluted earnings per share because the options have an anti-dilutive effect. The effect of the convertible debt and convertible preferred stock are anti-dilutive.

                  5% SERIES A CONVERTIBLE PREFERRED STOCK
                  ---------------------------------------

                  During the year ended December 31, 1999, the Company designated 5,000,000 shares of its 10,000,000 authorized preferred shares as 5% Series A Convertible Preferred Stock. Each share is convertible into common stock at $1.50 per share. In the event of liquidation, these shareholders will be entitled to receive in preference to the holders of common stock an amount equal to their original purchase price plus all accrued but unpaid dividends. Dividends are payable at the rate of 5% per annum, payable semi-annually.

                            OMNICOMM SYSTEMS, INC.
            NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)


                  8% SERIES B CONVERTIBLE PREFERRED STOCK
                  ----------------------------------------

                  During the quarter ended September 30, 2001, the Company designated 200,000 shares of its 10,000,000 authorized preferred shares as 8% Series B Convertible Preferred Stock (`Series B"). Each share is convertible into common stock at $0.25 per share at a conversion rate of 40 common shares for each share of the Series B shares. In the event of liquidation, these shareholders will be entitled to receive in preference to the holders of common stock and the 5% Series A Convertible Preferred Stock an amount equal to their original purchase price plus all accrued but unpaid dividends. Dividends are payable at the rate of 8% per annum, payable semi-annually.

                  ADVERTISING
                  -----------

                  Advertising costs are expensed as incurred. Advertising costs were $7,650 and $126,093 for the periods ended September 30, 2001 and 2000 respectively.

                  Reclassifications
                  -----------------

                  Certain items from prior periods within the financial statements have been reclassified to conform to current period classifications.

                  INTANGIBLE ASSETS AND GOODWILL
                  ------------------------------

                  Included in Intangible Assets are the following assets:

                                                                          September 30, 2001
                                                                                             Accumulated
                                                                   Cost                      Amortization
                                                                   ----                     -------------
                 Covenant not to compete                         $120,000                      $120,000
                 Software development costs                        87,500                        87,500
                 Organization costs                                   539                           539
                 Debt acquisition costs                           153,698                        97,016
                                                                  -------                      --------
                                                                 $361,737                      $305,055
                                                                 ========                      ========


                                                                             December 31, 2000
                                                                                                  Accumulated
                                                                   Cost                           Amortization
                                                                   ----                           ------------
                 Covenant not to compete                         $120,000                           $120,000
                 Software development costs                        87,500                             72,917
                 Organization costs                                   539                                539
                 Debt acquisition costs                           119,625                             81,137
                                                                  -------                             ------
                                                                 $327,664                           $274,593
                                                                 ========                           ========

                  The covenant not to compete and the software development costs were acquired as a result of the acquisition of Education Navigator, Inc. (EdNav) on September 26, 1998. The covenant is for a two-year period and is being amortized ratably over that time. The software development costs were capitalized were amortized ratably over a three-year period, the expected life of the various products. Amortization expense was $14,583 for software development costs for the period ended September 30, 2001.

                  During the first nine months of 2001, the Company issued Convertible Notes totaling $1,615,000. The fees of $70,250 associated with these notes will be amortized ratably over the term of the notes, which is through January 31, 2002. Amortization expense of debt acquisition costs totaled $78,564 for the period ended September 30, 2001, and approximately

                            OMNICOMM SYSTEMS, INC.
            NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)


                  $2,890 of the debt acquisition costs were reclassified as stock issuance costs in connection with the conversion of $37,500 (original cost) worth of the convertible notes into common stock of the Company during the period ended September 30, 2001.


                  Included in Goodwill, as a result of the EdNav acquisition at September 30, 2001 and December 31, 2000 is the cost of $475,665 and accumulated amortization of $475,665 and $396,388 respectively. The goodwill is being amortized ratably over a period of three years. Goodwill amortization totaled $79,277 for the period ended September 30, 2001.

                  PROPERTY AND EQUIPMENT, AT COST
                  -------------------------------

                  Property and equipment consists of the following:



                                                          September 30, 2001                              December 31, 2000
                                                              Accumulated                                     Accumulated
                                         Cost                 Depreciation                 Cost               Depreciation
                                         ----             ------------------               ----           -----------------
                 Computer and            $434,373                $148,341                $387,862                $ 88,812
                 office equipment
                 Leasehold                  2,549                     567                   1,699                     201
                 improvements
                 Computer software        244,136                 101,011                 212,412                  60,067
                 Office furniture          42,350                  15,114                  42,350                   8,762
                                         --------                --------                --------                --------
                                         $723,407                $265,033                $644,323                $157,842
                                         ========                ========                ========                ========

                  Renewals and betterments are capitalized; maintenance and repairs are expensed as incurred.

                  Depreciation is calculated using the straight-line method over the asset's estimated useful life, which is 5 years for leasehold improvements, equipment and furniture and 3 years for software.

                  Depreciation expense for the periods ended September 30, 2001 and 2000 was $107,193 and $99,539 respectively.

                  DEFERRED REVENUE
                  ----------------

                  Deferred revenue represents cash advances received in excess of revenue earned on on-going contracts. Payment terms vary with each contract but may include an initial payment at the time the contract is executed, with future payments dependent upon the completion of certain contract phases or targeted milestones. In the event of contract cancellation, the Company is entitled to payment for all work performed through the point of cancellation. The Company had $41,013 in deferred revenue relating to contracts for services to be performed over the next six to nine months.

                  REVENUE RECOGNITION POLICY
                  --------------------------

                  The Company recognizes sales, for both financial statement and tax purposes in accordance with SEC Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements (SAB
                  101)". SAB 101 requires that revenues be recognized ratably over the life of a contract. In accordance with SAB 101 the Company will periodically record deferred revenues relating to advance payments in contracts. The Company had $41,013 in deferred revenue relating to contracts for services to be performed over the next six to nine months.

                            OMNICOMM SYSTEMS, INC.
   NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)


       ESTIMATES IN FINANCIAL STATEMENTS
       ---------------------------------

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       INCOME TAXES
       ------------

       The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS 109 has as its basic objective the recognition of current and deferred income tax assets and liabilities based upon all events that have been recognized in the financial statements as measured by the provisions of the enacted tax laws.

       Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount to be realized. Income tax expense represents the tax payable for the current period and the change during the period in the deferred tax assets and liabilities.

       STOCK BASED COMPENSATION
       ------------------------

       The Company adopted APB 25 to account for its stock based compensation plans. APB 25 discloses pro forma income amounts which result from recognizing stock awards at their fair value

       EARNINGS PER SHARE
       ------------------

       Basic earnings per shares ("EPS") is computed by dividing income available to common shareholders (which for the Company equals its net loss) by the weighted average number of common shares outstanding, and dilutive EPS adds the dilutive effect of stock options and other common stock equivalents. Antidilutive shares aggregating 14,349,000 have been omitted from the calculation of dilutive EPS for the period ended September 30, 2001. A reconciliation between numerators and denominators of the basic and dilutive earnings per shares is as follows:

                      Period Ended September 30, 2001             Period Ended September 30, 2000
                  ---------------------------------------    -----------------------------------------
                  Net Income          Shares       Per-      Net Income         Shares          Per-
                    (Loss)                         Share       (Loss)                          Share
                   Numerator       Denominator     Amount     Numerator       Denominator      Amount
                  -----------     -------------   -------    -----------     -------------    --------
Basic EPS         $(2,550,062)        7,857,571   $ (0.32)   $(4,896,641)        5,437,653    $  (0.90)
Effect of
Dilutive
Securities
None.                      -0-               -0-       -0-            -0-               -0-         -0-
                  -----------     -------------   -------    -----------     --------------   --------
Diluted EPS       $(2,550,062)        7,857,571   $ (0.32)   $(4,896,641)        5,437,653    $  (0.90)
                  ===========     =============   =======    ===========     =============    ========

       IMPACT OF NEW ACCOUNTING STANDARDS
       ----------------------------------

       In September 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), which is effective for all fiscal quarter of all fiscals years beginning after September 15, 2000, as amended by SFAS No. 137. In September 2000, SFAS No. 138 was issued which amended certain provisions of SFAS No. 133. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative

                            OMNICOMM SYSTEMS, INC.
   NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)

          instruments imbedded in other contracts, and for hedging activities. In accordance with SFAS No. 133, an entity is required to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting.

          The Company has not yet completed its evaluation of the impact of SFAS No. 133 on its consolidated financial statements. However, the Company does not believe that the implementation of SFAS No. 133 will have a significant effect on its results of operations.

          FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN No. 44"), provides guidance for applying APB Opinion No. 25, "Accounting for Stock Issued to Employees". With certain exceptions, FIN No. 44 applies prospectively to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status on or after July 1, 2000. The Company does not believe that the implementation of FIN No. 44 will have a significant effect on its results of operations.

          In December 1999, The SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"), which summarizes certain of the SEC staff's views in applying generally accounted principles to revenue recognition in financial statements. The Company will be required to adopt SAB No. 101 during fiscal year 2001. The Company has reviewed SAB No. 101 and expects the pronouncement to have an effect on its method of recognizing revenues. The Company's typical engagement will last from 4 months to several years, and the revenue generated from those engagements will be ratably recognized over the life of the engagement.

NOTE 3:   OPERATIONS AND LIQUIDITY
          ------------------------

          The Company incurred substantial losses in 1999, 2000 and during the first nine months of fiscal 2001. Until such time that the Company's products and services can be successfully marketed the Company will continue to need to fulfill working capital requirements through the sale of stock and the issuance of debt. The inability of the company to continue its operations, as a going concern would impact the recoverability and classification of recorded asset amounts.

          The ability of the Company to continue in existence is dependent on its having sufficient financial resources to bring products and services to market for marketplace acceptance. As a result of its significant losses, negative cash flows from operations, and accumulated deficits for the period ending September 30, 2001, there is doubt about the Company's ability to continue as a going concern.

          Management believes that its current available working capital, anticipated contract revenues and subsequent sales of stock and or placement of debt instruments will be sufficient to meet its projected expenditures for a period of at least twelve months from September 30, 2001. However, any projections of future cash needs and cash flows are subject to substantial uncertainty. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

                            OMNICOMM SYSTEMS, INC.
   NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)

NOTE 4:   ACQUISITION
          -----------

          WebIPA, Inc. Acquisition
          ------------------------

          On February 9, 2000, the Company acquired WebIPA, Inc., a Florida corporation pursuant to an Agreement and Plan of Acquisition dated January 26, 2000. In consideration of receiving all of the issued and outstanding shares of WebIPA Inc., OmniComm issued 1,200,000 restricted shares of common stock to the shareholders of WebIPA Inc.

          The Company accounted for its acquisition of WebIPA under the purchase method of accounting. At the time of the transaction WebIPA was a development stage company with approximately $5,033 in assets and no recorded liabilities.

NOTE 5:   EQUITY INVESTMENT
          -----------------

          European Medical Network (EMN) Investment, at cost

          On September 20, 2000 the Company entered into a stock purchase agreement under which it agreed to purchase a 25% interest in Medical Network AG EMN, a Swiss company ("EMN"). The agreement, set to close on April 20, 2000, provided that the purchase price for 25% of EMN's stock equity was $838,500 to be paid partly in cash and stock. Two cash payments totaling US $645,000 were to be paid in installments as follows: $335,000 on March 20, 2000, upon which EMN would deliver 10% of its stock equity, and $310,000 on April 20, 2000, upon which EMN would deliver the remaining 15% of its stock equity. In addition, the Company was to provide 41,883 shares of restricted common stock to EMN. Pursuant to the terms of the stock purchase agreement, on March 20, 2000, EMN's shareholders entered into an agreement that provided for the Company to have one seat on EMN's board of directors and the right to veto any sale of equity in excess of 49% of the total issued and outstanding equity of EMN.

          On March 20, 2000, the Company paid EMN $335,000, received 10% of EMN's equity and a seat on EMN's board. On April 20, 2000, the Company did not make the second payment of $310,000 or the stock payment of 41,883 shares to EMN and the stock purchase agreement did not close. On July 11, 2000, the Company and EMN agreed to renegotiate the terms of their agreement subject to the Company's success in finding adequate financing. As part of the renegotiation the Company has resigned its seat on EMN's board and offered to sell its 10% interest back to EMN. The Company accounts for its investment in EMN under the cost method of accounting. The Company has established a valuation allowance of $335,000 against its investment in EMN to reflect the uncertainty of the fair market value of the investment as of September 30, 2001 and December 31, 2000.

NOTE 6:   NOTES PAYBLE
          ------------

          Education Navigator
          -------------------

          The Company satisfied the note payable to the selling stockholders of Education Navigator on August 24, 2001 for approximately 356,688 shares of common stock which included remuneration for accrued interest and amounts payable under non-compete agreements. The principal amount due at August 24, 2001 was approximately $127,500.

          Short-term Borrowings
          ---------------------

          At September 30, 2001, the Company owed $10,000 under short-term notes payable. The note bears interest at 9.5%. As of September 30, 2001 the Company was in default on the note.

                            OMNICOMM SYSTEMS, INC.
   NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)


          Related Party Notes Payable
          ---------------------------

          At September 30, 2001, the Company owed $682,571 in related party notes payable. The notes restated and amended previously existing notes payable as part of the Company's private placement of equity which was consummated in September 2001. The terms of the notes include payment of one-half of the principal upon the closing of any financing by the Company resulting in gross proceeds in excess of $2,000,000; with the balance including accrued interest payable twenty four (24) months from the date of notes payable. The notes accrued interest at a rate of 8% per annum.


NOTE 7:   CONVERTIBLE NOTES
          -----------------

          During the first quarter of 1999, the Company issued Convertible Notes Payable in the amount of $862,500 pursuant to a Confidential Private Placement Memorandum. There were costs of $119,625 associated with this offering. The notes bear interest at ten percent annually, payable semi-annually. The notes are convertible after maturity, which is five years, into shares of common stock of the Company at $1.25 per share, including registration rights. As of September 30, 2001 approximately $437,500 of the Convertible Notes had been converted into 350,000 shares of common stock of the Company.

          During the first nine months of 2001, the Company issued Convertible Notes Payable in the amount of $1,615,000 pursuant to a Confidential Private Placement Memorandum. There were costs of $70,250 associated with this offering. The net proceeds to the Company were $1,484,750 with the costs of $70,250 accrued at September 30, 2001, and $60,000 of accrued expenses converted into the private placement of debt. The notes bear interest at twelve percent annually, payable at maturity. The notes are convertible after maturity, which is January 31, 2002, into shares of common stock of the Company at $0.50 per share, including registration rights.

NOTE 8:   COMMITMENTS AND CONTINGENCIES
          -----------------------------

          The Company currently leases office space requiring minimum annual base rental payments for the fiscal periods shown as follows:

                  2001                 $ 44,207
                  2002                   66,900
                  2003                   44,600
                  2004                        0
                  2005                        0
                                       --------
                  Total                $155,707
                                       ========

          In addition, to annual base rental payments, the company must pay an annual escalation for operating expenses as determined in the lease.

          CONTINGENT LIABILITIES
          ----------------------

                            OMNICOMM SYSTEMS, INC.
   NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)


          On or about September 6, 2000, the Company's wholly owned subsidiary, OmniTrial B.V. ("OmniTrial") submitted a petition for bankruptcy protection from the bankruptcy court of the Netherlands. The court appointed a liquidating trustee. The Company claimed that certain assets in the possession of OmniTrial were paid for by the Company and therefore should not be part of the liquidating assets of OmniTrial. The bankruptcy trustee rejected that claim and told the Company that as part of the OmniTrial bankruptcy estate the assets would be sold to diminish any deficiency of the estate. On July 5, 2001 the Company signed a settlement agreement providing for the return of the assets to the Company in exchange for a payment of $10,000.

          On January 26, 2001, a former employee of the Company, Eugene A. Gordon filed a lawsuit in the Circuit Court of the 11/th/ Judicial Circuit in and for Dade County, Florida alleging breach of his employment contract with the Company. The plaintiff alleges the Company owes him more than $100,000 for back payment of salary per the terms of his employment contract. The Company disputes Mr. Gordon's allegations and is vigorously defending this lawsuit.

          On February 2, 2001, an advertising firm, Wray Ward Laseter filed a lawsuit in the Superior Court of North Carolina against the Company. The plaintiff alleged claims totaling approximately $84,160 against the Company for fees associated with advertising, marketing and public relations services provided between September and September 2000. On or about April 27, 2001, the Company and Wray Ward Laseter entered into a settlement agreement which provides that the plaintiff dismiss the lawsuit with prejudice and release its claims against the Company in return for a series of payments totaling $66,000. To date the Company has made four payments totaling $45,600 under the settlement agreement. On February 16, 2001, a staffing agency, Temp Art, Inc. filed a lawsuit in the County Court in and for Miami-Dade County, Florida. The plaintiff alleges the Company breached its contract and owes approximately $13,126 for back payment of services rendered plus interest and costs On September 25, 2001, the Company and Temp Art entered into a settlement agreement which provides that the plaintiff dismiss the lawsuit with prejudice and release its claims against the Company in return for a payment of $15,700.

          In December 2000, the Company received a demand letter from a former employee for fees owed relating to an advisers agreement between him and the Company. The demand letter sought $37,500 in the form of past due fees. The former employee later increased his demand to $50,000. After its initial settlement offer was rejected, the Company advised the former employee that it intended to vigorously defend itself against any claims and assert its own claims against him. The Company disputes his allegations and intends to vigorously defend itself should a lawsuit be filed.

NOTE 9:   RELATED PARTY TRANSACTIONS
          --------------------------

          On July 18, 2000 the Company borrowed $50,000 from Guus van Kesteren, a Director of the Company. The promissory note carried an interest rate of 12% per annum and had a maturity date of September 30, 2000. In addition, the Company granted Mr. van Kesteren an option to purchase 20,000 shares of the Company's common stock at a price of $2.25 per share. At the Company's request Mr. van Kesteren elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

                            OMNICOMM SYSTEMS, INC.
            NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)

                  On August 17, 2000 the Company borrowed $100,000 from Noesis N.V., a shareholder of the Company. The promissory note carried an interest rate of 8% per annum and had a maturity date of January 1, 2001. At the Company's request Noesis elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

                  On October 26, 2000 the Company borrowed $250,000 from Profrigo N.V., a shareholder of the Company. The promissory note carried an interest rate of 5% per annum and had a maturity date of January 1, 2001. At the Company's request Profrigo elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

                  On November 22, 2000 the Company borrowed $150,000 from Profrigo, N.V, a shareholder of the Company. The promissory note carried an interest rate of 18% per annum and had a maturity date of January 15, 2001. In addition, the Company granted Profrigo an option to purchase 150,000 shares of the Company's common stock at a price of $0.75 per share. The promissory note was amended and restated on August 31, 2001 in connection with a private placement of the Company's 8% Series B Convertible Preferred Stock. The promissory note accrues interest at 8%. One half of the note is payable upon the closing of a financing with gross proceeds in excess of $2 million with the balance including accrued interest due twenty four months from the date of the promissory note.

                  On December 22, 2000 the Company borrowed $60,000 from Guus van Kesteren a Director of the Company. The promissory note carried an interest rate of 5% per annum and had a maturity date of January 1, 2001. At the Company's request Mr. van Kesteren elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

                  On December 22, 2000 the Company borrowed $50,000 from Profrigo N.V. a shareholder of the Company. The promissory note carried an interest rate of 5% per annum and had a maturity date of January 1, 2001. At the Company's request Profrigo elected to convert the promissory note as part of a private placement of debt of the Company. The private placement debt will accrue interest at 12% per annum and is convertible into common stock of the Company at a rate of $0.50 per share on January 31, 2002.

                  On February 20, 2001 the Company borrowed $60,000 from Guus van Kesteren a Director of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of August 20, 2001. In addition, the Company granted Mr. van Kesteren an option to purchase 20,000 shares of the Company's common stock at a price of $0.50 per share. The promissory note was amended and restated on August 31, 2001 in connection with a private placement of the Company's 8% Series B Convertible Preferred Stock. The promissory note accrues interest at 8%. One half of the note is payable upon the closing of a financing with gross proceeds in excess of $2 million with the balance including accrued interest due twenty four months from the date of the promissory note.

                  On March 19, 2001 the Company borrowed $100,000 from Profrigo N.V a shareholder of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of September 19, 2001. The promissory note was amended and restated on August 31, 2001 in connection with a private placement of the Company's 8% Series B Convertible Preferred Stock. The promissory note accrues interest at 8%. One half of the note is payable upon the closing of a financing with gross proceeds in excess of $2 million with the balance including accrued interest due twenty four months from the date of the promissory note. On April 24, 2001 the Company borrowed $20,000 from Guus van Kesteren a Director of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of August 26, 2001. In addition, the Company granted Mr. van Kesteren an option to purchase 6,700 shares of the Company's common stock at a price of $0.30 per share. The promissory note was amended and restated on August 31, 2001 in connection with a private placement of the Company's 8% Series B Convertible Preferred Stock. The promissory note accrues interest at 8%. One half of the note is payable upon the closing of a financing with gross proceeds in excess of $2 million with the balance including accrued interest due twenty four months from the date of the promissory note.

                            OMNICOMM SYSTEMS, INC.
           NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)

                    On April 24, 2001 the Company borrowed $20,000 from Guus van Kesteren a Director of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of August 26, 2001. In addition, the Company granted Mr. van Kesteren an option to purchase 6,700 shares of the Company's common stock at a price of $0.30 per share. The promissory note was amended and restated on August 31, 2001 in connection with a private placement of the Company's 8% Series B Convertible Preferred Stock. The promissory note accrues interest at 8%. One half of the note is payable upon the closing of a financing with gross proceeds in excess of $2 million with the balance including accrued interest due twenty four months from the date of the promissory note.

                    On June 22, 2001 the Company borrowed $25,000 from Guus van Kesteren a Director of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of December 22, 2001. The note was convertible into common stock prior to maturity solely at the noteholders option at a price equivalent to that offered in any financing closed by the Company exceeding $1,000,000 prior to the notes maturity. Mr. van Kesteren exercised the option to participate in the Company's private placement of its 8% Series B Convertible Preferred Stock in September 2001.

                    On June 22, 2001 the Company borrowed $25,000 from Cornelis Wit a Director of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of December 22, 2001. The note was convertible into common stock prior to maturity solely at the noteholders option at a price equivalent to that offered in any financing closed by the Company exceeding $1,000,000 prior to the notes maturity. Mr. Wit exercised the option to participate in the Company's private placement of its 8% Series B Convertible Preferred Stock in September 2001.

                    On July 5, 2001 the Company borrowed $100,000 from Guus van Kesteren a Director of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of August 26, 2001. In addition, the Company granted Mr. van Kesteren an option to purchase 20,000 shares of the Company's common stock at a price of $0.41 per share. The promissory note was amended and restated on August 31, 2001 in connection with a private placement of the Company's 8% Series B Convertible Preferred Stock. The promissory note accrues interest at 8%. One half of the note is payable upon the closing of a financing with gross proceeds in excess of $2 million with the balance including accrued interest due twenty four months from the date of the promissory note.

                    On July 17, 2001 the Company borrowed $10,000 from Guus van Kesteren a Director of the Company. The promissory note carries an interest rate of 12% per annum and has a maturity date of August 26, 2001. In addition, the Company granted Mr. van Kesteren an option to purchase 4,000 shares of the Company's common stock at a price of $0.40 per share. The promissory note was amended and restated on August 31, 2001 in connection with a private placement of the Company's 8% Series B Convertible Preferred Stock. The promissory note accrues interest at 8%. One half of the note is payable upon the closing of a financing with gross proceeds in excess of $2 million with the balance including accrued interest due twenty four months from the date of the promissory note.

           NOTE 10: POST-RETIREMENT EMPLOYEE BENEFITS
                    ---------------------------------

                    The Company does not have a policy to cover employees for any health care or other welfare benefits that are incurred after employment (post-retirement). Therefore, no provision is required under SFAS Nos. 106 or 112.

                            OMNICOMM SYSTEMS, INC.
            NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)

      NOTE 11:    STOCK BASED COMPENSATION
                  ------------------------

                  ACCOUNTING FOR STOCK-BASED COMPENSATION
                  ---------------------------------------

                  Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", ("SFAS No. 123") requires that stock awards granted subsequent to January 1, 1995, be recognized as compensation expense based on their fair value at the date of grant. Alternatively, a company may use Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", ("APB 25") and disclose pro forma income amounts which would have resulted from recognizing such awards at their fair value. The Company has elected to account for stock-based compensation expense under APB 25.


                  STOCK OPTION PLAN
                  -----------------

                  In 1998 the Company's Board of Directors approved the OmniComm Systems 1998 Stock Option Plan. (the "1998 Plan"). The Plan provides for granting Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Unit Awards and Performance Share Units. Pursuant to the 1998 Plan the Company may grant options to purchase up to 3,000,000 shares of the Company's common stock. The Company's Board of Directors voted in August 2001 to recommend to the Company's shareholders to increase the number of shares authorized under the 1998 Plan from 3,000,000 to 5,000,000. The vote on that proposal will occur on November 16, 2001 at the Company's Annual Meeting of Shareholders. The term of each option may not exceed ten years from the date of grant, and options vest in accordance with a vesting schedule established by the plan administrator.

                  The Company's share option activity and related information is summarized below:

                                                          Period ended September 30,
                                                             September 30, 2001                   December 31, 2000
                                                                          Weighted                              Weighted
                                                                           Average                              Average
                                                                          Exercise                              Exercise
                                                          Options           Price           Options              Price
                  Outstanding at beginning of period        3,316,006            $2.28         3,562,916                 $1.00
                              Granted                       1,856,000            $0.49         1,851,994                 $3.46
                              Exercised                        20,000            $0.80         1,045,894                 $0.30
                              Cancelled                     1,742,467            $2.14         1,053,010                 $1.97
                                                            ---------            -----         ---------                 -----

                  Outstanding at end of period              3,409,539            $1.38         3,316,006                 $2.28
                                                            =========            =====         =========                 =====
                  Exercisable at end of period              2,072,667            $1.50         1,512,848                 $2.19
                                                            =========            =====         =========                 =====

                  During the second and third quarters of 1999, the Company issued 86,377 and 68,000, respectively, common shares to employees and advisors under its stock bonus arrangement. The Company adopted SFAS 123 to account for its stock based compensation plans. SFAS 123 defines the "fair value based method" of accounting for stock based compensation. Under the fair value based method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. In accordance with this method, the Company recognized expense of $56,145 and $44,200, respectively, during the second and third quarters of 1999, and $41,980 during the third quarter of 2000.

                            OMNICOMM SYSTEMS, INC.
            NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)

                  During 2000 the Company issued an aggregate of 187,330 shares of common stock to employees and advisors with a fair market value as measured on the date of issuance of $324,482 for services rendered under employment and consulting agreement. In addition, the Company issued 126,781 shares of preferred stock with a fair market value as measured on the date of grant of $190,172 to a financial advisor in accordance with a consulting agreement.

                  During 2001 the Company issued an aggregate of 170,451 shares of common stock to employees and advisors with a fair market value as measured on the date of issuance of $118,221 for services rendered under employment and consulting agreement.

        NOTE 12:  OMNITRIAL, B.V. BANKRUPTCY
                  --------------------------

                  On or about September 6, 2000, the Company's wholly owned subsidiary, OmniTrial B.V. ("OmniTrial") submitted a petition for bankruptcy protection from the bankruptcy court of the Netherlands. The court appointed a liquidating trustee. The Company claimed that certain assets in the possession of OmniTrial were paid for by the Company and therefore should not be part of the liquidating assets of OmniTrial. The bankruptcy trustee rejected that claim and told the Company that as part of the OmniTrial bankruptcy estate the assets would be sold to diminish any deficiency of the estate. On July 5, 2001 the Company signed a settlement agreement providing for the return of the assets to the Company in exchange for a payment of $10,000.

        NOTE 13:  INCOME TAXES
                  ------------
                  Income taxes are accrued at statutory US and state income tax rates. Income tax expense is as follows:

                                                              9/30/01                      9/30/00
                                                              =======                      =======
                 Current tax expense (benefit):
                             Income tax at statutory rates       $       -0-                  $        -0-
                 Deferred tax expense (benefit):
                             Amortization of goodwill and
                             covenant                               (35,320)                      (72,458)
                             Operating loss carryforward           (862,232)                   (1,792,607)
                                                                 ----------                   -----------
                                                                   (897,552)                   (1,865,065)
                 Valuation allowance                                897,552                     1,865,065
                                                                 ----------                   -----------
                 Total tax expense (benefit)                     $       -0-                  $        -0-
                                                                 ==========                   ===========

                            OMNICOMM SYSTEMS, INC.
            NOTES TO THE CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                              September 30, 2001
                                  (unaudited)

                 The tax effects of significant temporary differences, which comprise the deferred tax assets are as follows:

                                                     9/30/01      12/31/00
                                                     =======      ========
                 Deferred tax assets:
                 Amortization of intangibles         $   259,622    $   224,302
                 Operating loss carryforwards          3,998,321      3,136,089
                                                     -----------    -----------
                        Gross deferred tax assets      4,257,943      3,360,391
                        Valuation allowance           (4,257,943)    (3,360,391)
                                                     -----------    -----------
                        Net deferred tax asset       $        -0-   $        -0-
                                                     ===========    ===========

                 The Company has net operating loss carryforwards (NOL) for income tax purposes of approximately $10,600,000. This loss is allowed to be offset against future income until the year 2021 when the NOL's will expire. Other timing differences relate to depreciation and amortization for the stock acquisition of Education Navigator in 1998. The tax benefits relating to all timing differences have been fully reserved for in the valuation allowance account due to the lack of operating history and the substantial losses incurred in 2000.


       NOTE 14:  INTERIM FINANCIAL REPORTING

                 The unaudited financial statements of the Company for the period from January 1, 2001 to September 30, 2001 have been prepared by management from the books and records of the Company, and reflect, in the opinion of management, all adjustments necessary for a fair presentation of the financial position and operations of the Company as of the period indicated herein, and are of a normal recurring nature.